Exhibit 4.9

WARRANT INDENTURE
Providing for the Issue of Warrants

BETWEEN

STEM CELL THERAPEUTICS CORP.

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

Dated as of December 13, 2013

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4.3	No Adjustment for Certain Transactions	32
4.4	Determination by Corporation’s Auditors	33
4.5	Proceedings Prior to any Action Requiring Adjustment	33
4.6	Certificate of Adjustment	33
4.7	Notice of Special Matters	33
4.8	No Action After Notice	33
4.9	Other Action	34
4.10	Protection of Warrant Agent	34
ARTICLE 5 - RIGHTS OF THE CORPORATION AND COVENANTS		35
5.1	Optional Purchases by the Corporation	35
5.2	General Covenants	35
5.3	Warrant Agent’s Remuneration and Expenses	36
5.4	Securities Qualification Requirements	37
5.5	Performance of Covenants by Warrant Agent	37
5.6	Enforceability of Warrants	37
ARTICLE 6 - ENFORCEMENT		37
6.1	Suits by Warrantholders	37
6.2	Immunity of Shareholders, etc.	37
6.3	Limitation of Liability	38
6.4	Waiver of Default	38
ARTICLE 7 – MEETINGS OF WARRANTHOLDERS		38
7.1	Right to Convene Meetings	38
7.2	Notice	39
7.3	Chairman	39
7.4	Quorum	39
7.5	Power to Adjourn	40
7.6	Show of Hands	40
7.7	Poll and Voting	40
7.8	Regulations	40
7.9	Corporation and Warrant Agent May be Represented	41
7.10	Powers Exercisable by Extraordinary Resolution	41
7.11	Meaning of Extraordinary Resolution	42
7.12	Powers Cumulative	43
7.13	Minutes	43
7.14	Instruments in Writing	44
7.15	Binding Effect of Resolutions	44
7.16	Holdings by Corporation Disregarded	44
ARTICLE 8 - SUPPLEMENTAL INDENTURES		44
8.1	Provision for Supplemental Indentures for Certain Purposes	44
8.2	Successor Corporations	45
ARTICLE 9 - CONCERNING THE WARRANT AGENT		46
9.1	Rights and Duties of Warrant Agent	46

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9.2	Evidence, Experts and Advisers	46
9.3	Documents, Monies, etc. Held by Warrant Agent	47
9.4	Actions by Warrant Agent to Protect Interest	48
9.5	Warrant Agent Not Required to Give Security	48
9.6	Protection of Warrant Agent	48
9.7	Corporation to Indemnify	48
9.8	Replacement of Warrant Agent; Successor by Merger	49
9.9	Conflict of Interest	50
9.10	Acceptance of Trust	50
9.11	Warrant Agent Not to be Appointed Receiver	50
9.12	Warrant Agent Not Required to Give Notice of Default	51
9.13	Force Majeure	51
9.14	Third Parties	51
9.15	Anti-Money Laundering	51
9.16	Privacy	52
ARTICLE 10 - GENERAL		52
10.1	Notice to the Corporation and the Warrant Agent	52
10.2	Notice to Warrantholders	53
10.3	Ownership of Warrants	54
10.4	Evidence of Ownership	54
10.5	Counterparts	55
10.6	Satisfaction and Discharge of Indenture	55
10.7	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders	55
10.8	Common Shares or Warrants Owned by the Corporation or its Subsidiaries - Certificate to be Provided	55

SCHEDULE “A” FORM OF WARRANT CERTIFICATE		1

APPENDIX 1 NOTICE OF EXERCISE		1

APPENDIX 2 FORM OF TRANSFER		1

SCHEDULE “B” FORM OF DECLARATION FOR REMOVAL OF LEGEND		1

THIS WARRANT INDENTURE is made as of December 13th, 2013

BETWEEN:

STEM CELL THERAPEUTICS CORP., a corporation continued under the laws of the Province of Ontario, having its head office currently in the City of Toronto, in the Province of Ontario

(the “Corporation”)

AND:

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and authorized to carry on business in all provinces of Canada

(the “Warrant Agent”)

WHEREAS the Corporation proposes to issue up to 117,857,142 common share purchase warrants (“Warrants”) each whole Warrant will entitle the registered holder thereof to purchase one Common Share (as defined herein) (subject to adjustment as herein provided) at the price and upon the terms and conditions herein set forth;

AND WHEREAS for such purpose the Corporation deems it necessary to create and issue Warrants constituted and issued in the manner hereinafter appearing;

AND WHEREAS for such purpose, the Corporation is duly authorized to create and issue the Warrants constituted and issued in the manner hereinafter provided;

AND WHEREAS all things necessary have been done and performed to make the Warrants (and if issued, the Warrant Certificates when certified by the Warrant Agent and issued as provided for in this Indenture) legal, valid and binding upon the Corporation with the benefits of and subject to the terms of this Indenture;

AND WHEREAS the Warrant Agent has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those persons who from time to time become holders of Warrants issued pursuant to this Indenture;

AND WHEREAS the foregoing statements of fact and recitals are made by the Corporation and not the Warrant Agent.

NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed and declared by the parties hereto as follows: become the holders of Warrants issued pursuant to this Indenture and the parties hereto agree as set forth below:

ARTICLE 1 - INTERPRETATION

1.1	Definitions

In this Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto, unless there is something in the subject matter or context inconsistent therewith:

1.1.1	“Accredited Investor” means an “accredited investor” as defined in Rule 501(a) of Regulation D, that satisfies the requirements of Rule 501(a);

1.1.2	“Adjustment Period” means the period from and including the Effective Date up to and including the Expiry Time;

1.1.3

“Applicable Legislation” means the provisions of the Business Corporations Act (Ontario), as from time to time amended, and any statute of Canada or a province thereof, and the regulations under any such named or other statute, relating to trust indentures or to the rights, duties and obligations of trustees and of corporations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

1.1.4	“Beneficial Owner” means a person that has a beneficial interest in a Warrant that is represented by a Global Certificate;

1.1.5	“Book Based System” means the book based securities transfer system administered by CDS in accordance with its operating procedure from time to time;

1.1.6	“Book Entry Only Participant” means an institution that participates directly or indirectly in the Depository’s Book Based System for the Warrants;

1.1.7	“Business Day” means a day which is not Saturday or Sunday or a legal holiday in the city of Toronto, Ontario;

1.1.8	“CDS” means CDS Clearing and Depository Services Inc. and its successors in interest;

1.1.9	“CDS Participant” means a participant in the Book Based System or its nominees;

1.1.10	“Common Shares” means, subject to Article 4, fully paid and non-assessable common shares of the share capital of the Corporation as presently constituted;

1.1.11	“Corporation” means Stem Cell Therapeutics Corp., a corporation incorporated under the Business Corporations Act (Ontario) and its lawful successors from time to time;

1.1.12	“Corporation’s Auditors” means Ernst & Young LLP or any other firm of chartered accountants duly appointed as auditors of the Corporation;

1.1.13	“Counsel” means a barrister or solicitor or a firm of barristers and solicitors retained by the Warrant Agent or retained by the Corporation and acceptable to the Warrant Agent;

1.1.14

“Current Market Price” of the Common Shares at any date means the volume weighted average of the trading price of the Common Shares for the twenty (20) consecutive Trading Days immediately preceding such date on the principal stock exchange on which the Common Shares are listed and as selected by the directors, or, if such Common Shares are not listed on any stock exchange, then on such over the counter market as may be selected for such purpose by the directors;

1.1.15

“Depository” means CDS or a successor depository or any other depository offering a similar Book Based System for recording beneficial interest in the Warrants which the Corporation, acting reasonably, may designate;

1.1.16

“Director” means a director of the Corporation for the time being and, unless otherwise specified herein, reference to action “by the directors” means action by the directors of the Corporation as a board or, whenever duly empowered, action by any committee of such board;

1.1.17

“Dividends Paid in the Ordinary Course” means cash dividends declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, greater than: (i) twenty percent (20%) of the retained earnings of the Corporation as at the end of its immediately preceding fiscal year; and (ii) forty percent (40%) of the aggregate consolidated net income of the Corporation, determined before computation of extraordinary items, for its immediately preceding fiscal year;

1.1.18	“Effective Date” means the date of this Indenture;

1.1.19

“Exercise Date” means, with respect to any Warrant, the date on which the Warrant Certificate representing such Warrant is surrendered for exercise together with full payment of the Exercise Price in accordance with Section 3.1;

1.1.20

“Exercise Price” at any time means, the price at which one (1) Common Share may be purchased by the exercise of one Warrant and which is $0.28, subject to adjustment in accordance with the provisions of Article 4, in which case it shall mean the adjusted price in effect at such time;

1.1.21	“Expiry Date” means December 13, 2018;

1.1.22	“Expiry Time” means 5:00 p.m. (Toronto time) on the Expiry Date;

1.1.23	“Extraordinary Resolution” has the meaning set forth in Section 7.11;

1.1.24	“Global Certificate” means a certificate that is issued to and registered in the name of CDS;

1.1.25

“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register of Warrantholders at any time (including without limitation, original issuance or registration of transfer of ownership), the minimum number of the Warrant Agent’s internal procedures customary at such time for the entry, change or deletion effected under the operating procedures of the Warrant Agent;

1.1.26	“Issue Date” means the date(s) upon which the Warrants are issued;

1.1.27	“NCI Letter of Instruction” means the Non-Certificated Inventory system letter of instruction provided by CDS to the Warrant Agent in connection with the conversion of Warrants;

1.1.28	“Person” means an individual, body corporate, partnership, trust, trustee, executor, administrator, legal representative or any unincorporated organization;

1.1.29	“Preferred Shares” means the series 1 non-voting first preferred shares in the capital of the Corporation;

1.1.30	“Preferred Unit” means one preferred unit consisting of one Preferred Share and three-quarters of one Warrant;

1.1.31	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

1.1.32	“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

1.1.33	“SEC” means the United States Securities and Exchange Commission;

1.1.34	“Shareholder” means a holder of record of one or more Common Shares;

1.1.35

“Subsidiary of the Corporation” or “Subsidiary” means any corporation of which more than fifty percent (50%) of the outstanding Voting Shares are owned, directly or indirectly, by or for the Corporation, provided that the ownership of such shares confers the right to elect at least a majority of the board of directors of such corporation and includes any corporation in like relation to a subsidiary;

1.1.36	“successor corporation” has the meaning set forth in Section 8.2;

1.1.37

“this Warrant Indenture”, “this Indenture”, “herein”, “hereby”, “hereof” and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental hereto; and the expressions “Article”, “Section”, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified Article, Section, subsection or paragraph of this Indenture;

1.1.38	“Trading Day” means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business;

1.1.39	“Uncertificated Warrant” means any Warrant which is not represented by a Warrant Certificate;

1.1.40	“Unit” means one unit consisting of one Common Share and three-quarters of one Warrant;

1.1.41	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia collectively;

1.1.42	“U.S. Person” means “U.S. person” as that term is defined in Rule 902 of Regulation S under the U.S. Securities Act;

1.1.43

“U.S. Purchaser” means any holder of Warrants originally purchased from the Corporation by a person who is a U.S. Person, a person in the United States or a person that purchased the Warrants for the account or benefit of a U.S. Person or a person in the United States;

1.1.44	“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

1.1.45	“U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

1.1.46

“Voting Shares” means shares of the capital stock of any class of any corporation carrying voting rights under all circumstances, provided that, for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of any such event;

1.1.47	“Warrant Agency” means one of the principal offices of the Warrant Agent in the city of Toronto or such other place(s) as may be designated in accordance with subsection 3.1.3;

1.1.48	“Warrant Agent” means Computershare Trust Company of Canada in its capacity as Warrant Agent, or its successors from time to time in the trust hereby created;

1.1.49	“Warrant Certificate” means a certificate, substantially in the form set forth in Schedule “A” hereto, issued on or after the Issue Date to evidence the Warrants;

1.1.50

“Warrant Exercise Form” means an exercise form, substantially in the form set forth in Schedule “A” hereto, delivered by a Warrantholder to the Warrant Agency at any time after the Issue Date and prior to the Expiry Time;

1.1.51	“Warrantholders”, or “holders” without reference to Common Shares, means the persons who are registered owners of Warrants;

1.1.52

“Warrantholders’ Request” means an instrument signed in one or more counterparts by Warrantholders entitled to acquire in the aggregate not less than ten percent (10%) of the aggregate number of Common Shares which could be acquired pursuant to all Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein;

1.1.53

“Warrants” means the Warrants created by and authorized by and issuable under this Indenture to be issued and countersigned hereunder in certificated form and/or held through the book entry registration on a no certificate issued basis, whether by way of Warrant Certificate or Uncertificated Warrant; and

1.1.54

“written order of the Corporation”, “written request of the Corporation”, “written consent of the Corporation” and “certificate of the Corporation” mean, respectively, a written order, request, consent and certificate signed in the name of the Corporation by its Chairman, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Secretary or any Vice President, or a liaison acting in any such capacity for the Corporation and may consist of one or more instruments so executed.

1.2	Gender and Number

Unless herein otherwise expressly provided or unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3	Interpretation not Affected by Headings, etc.

The division of this Indenture into Articles, Sections and subsections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4	Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

1.5	Time of the Essence

Time shall be of the essence of this Indenture.

1.6	Currency

Except as otherwise expressly provided, all dollar amounts herein are expressed in Canadian dollars.

1.7	Assignment

This Indenture may not be assigned by either party hereto without the consent in writing of the other party. This Indenture shall enure to and bind the parties and their lawful successors and permitted assigns.

1.8	Applicable Law and Jurisdiction

This Indenture and the Warrant Certificates and all documents relating thereto, which by common accord have been and will be drafted in English, shall be construed in accordance with the laws of the Province of Ontario and the federal laws applicable therein and shall be treated in all respects as Ontario contracts.

Each party to this Indenture, by its execution hereof, hereby irrevocably submits to the exclusive jurisdiction of the Courts of the Province of Ontario for the purpose of any action, claim, cause of action or suit (in contract, delict or otherwise), inquiry, proceeding or investigation arising out of or based upon this Indenture, Warrant Certificates or all documents relating thereto.

ARTICLE 2 - ISSUE OF WARRANTS

2.1	Creation and Issue of Warrants

Up to 117,857,142 Warrants are hereby authorized, all in accordance with the terms and conditions hereof. The Warrant Certificates shall be certified and delivered by the Warrant Agent to such persons as the Corporation may direct by written order of the Corporation.

2.2	Terms of the Warrants

2.2.1

Each whole Warrant shall entitle the holder thereof, upon exercise, together with the payment of the Exercise Price, to acquire one (1) Common Share, subject to adjustment in accordance with Article 4, at any time after the Issue Date until the Expiry Time.

2.2.2

No fractional Warrants shall be issued or otherwise provided for hereunder. Any fractional entitlements shall be rounded down to the nearest whole number and a purchaser or holder of any Warrant shall not be entitled to any cash or other consideration in lieu of any fractional interest in a Warrant or claim thereto.

2.2.3	Each Warrant shall entitle the holder thereof to such other rights and privileges as are set forth in this Indenture.

2.2.4	The number of Common Shares which may be purchased pursuant to the Warrants and the Exercise Price therefor shall be adjusted in the events and in the manner specified in Article 4.

2.2.5	Upon the exercise of the Warrants, the Corporation shall issue Common Shares required to fulfill its obligation to sell Common Shares upon the exercise of the Warrants.

2.3	Warrantholder not a Shareholder

Except as may be specifically provided herein, nothing in this Indenture or in the holding of a Warrant or Warrant Certificate or otherwise, shall, in itself, confer or be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder or as any other shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

2.4	Warrants to Rank Pari Passu

All Warrants shall rank equally and without preference over each other, whatever may be the actual date of issue thereof.

2.5	Form of Warrants

The Warrants may be issued in both certificated and uncertificated form at the discretion of the Corporation and pursuant to the procedures in this Indenture. For the avoidance of doubt, each Warrant originally issued to a U.S. Purchaser shall be evidenced in certificated form. The Warrant Certificates in definitive form evidencing the Warrants authorized in Section 2.1 shall be issuable as fully registered (including all replacements issued in accordance with this Indenture), shall be substantially in the form set out in Schedule “A” hereto, shall be dated as of the Issue Date, shall bear such distinguishing letters and numbers as the Corporation may, with the approval of the Warrant Agent, prescribe, and shall be issuable in any denomination excluding fractions. All Warrants issued to CDS shall be evidenced by a book position on the register of Warrantholders to be maintained by the Warrant Agent in accordance with Section 2.13.

2.6	Execution of Warrant Certificates

The Warrant Certificates shall be signed by any one of the directors and officers of the Corporation and may, but need not be, under seal of the Corporation or a reproduction thereof. The signatures of any such director or officer may be mechanically reproduced in facsimile and Warrant Certificates bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such director or officer. Notwithstanding that any person whose manual or facsimile signature appears on any Warrant Certificate as a director or an officer may no longer hold office at the date of such Warrant Certificate or at the date of certification or delivery thereof, any Warrant Certificate signed as aforesaid shall, subject to Section 2.7, be valid and binding upon the Corporation and the holder thereof shall be entitled to the benefits of this Indenture.

2.7	Certification by the Warrant Agent

2.7.1

No Warrant Certificate shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefit hereof until it has been certified by manual signature by or on behalf of the Warrant Agent by its authorized signing officers substantially in the form of the Warrant Certificate, and such certification by the Warrant Agent upon any Warrant Certificate shall be conclusive evidence as against the Corporation that the Warrant Certificate so certified has been duly issued hereunder and that the holder is entitled to the benefits hereof.

2.7.2

No Uncertificated Warrant shall be issued or, if issued, shall be valid for any purpose or entitle the holder to the benefit hereof until it has been certified by the Warrant Agent, once its Internal Procedures have been completed (whether upon original issuance, exchange, registration of transfer, partial payment, or otherwise) and the Corporation shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Warrants under this Indenture. Such certification shall be conclusive evidence that such Uncertificated Warrant has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Warrants with respect to which this Indenture requires the Warrant Agent to maintain records or accounts. In case of differences between the register at any time and any other time, the register at the later time shall be controlling, absent manifest error, and such Uncertificated Warrants are binding on the Corporation.

2.7.3

The certification of the Warrant Agent on Warrant Certificates and/or Uncertificated Warrants issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or the Warrant Certificates (except the due certification thereof) or as to the performance by the Corporation of its obligations under this Indenture, and the Warrant Agent shall in no respect be liable or answerable for the use made of the Warrant Certificates or any of them or of the consideration therefor except as otherwise specified herein.

2.8	Issue in Substitution for Warrant Certificates Lost, etc.

2.8.1

If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law, shall issue and thereupon the Warrant Agent shall certify and deliver, a new Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate shall be in a form approved by the Warrant Agent and the Warrants evidenced thereby shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Warrants issued or to be issued hereunder.

2.8.2

The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.8 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issuance thereof, furnish to the Corporation and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Warrant Agent, in their sole discretion, and such applicant may also be required to furnish an indemnity and surety bond in amount and form satisfactory to the Corporation and the Warrant Agent, in their sole discretion, and shall pay the reasonable charges of the Corporation and the Warrant Agent in connection therewith.

	2.8.3	Warrant Certificates may be replaced only at the Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent.

2.9	Exchange of Warrant Certificates

2.9.1

Any one or more Warrant Certificates representing any number of Warrants may, upon compliance with the reasonable requirements of the Warrant Agent (including compliance with applicable securities legislation), be exchanged for one or more other Warrant Certificates representing the same aggregate number of Warrants as represented by the Warrant Certificate or Warrant Certificates so exchanged.

2.9.2

Warrant Certificates may be exchanged only at the Warrant Agency or at any other place that is designated by the Corporation with the approval of the Warrant Agent. Any Warrant Certificate tendered for exchange shall be cancelled and surrendered by the Warrant Agency to the Warrant Agent.

2.10	Transfer and Ownership of Warrants

2.10.1

Subject to Section 2.14, the Warrants may only be transferred on the register kept by the Warrant Agent at the Warrant Agency by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent upon surrendering to the Warrant Agent at the Warrant Agency the Warrant Certificates representing the Warrants to be transferred and upon compliance with: (i) the conditions herein; (ii) such reasonable requirements as the Warrant Agent may prescribe; and (iii) all applicable securities legislation and requirements of regulatory authorities; and such transfer shall be duly noted in such register by the Warrant Agent. Upon compliance with such requirements, the Warrant Agent shall issue to the transferee a Warrant Certificate representing the Warrants transferred.

2.10.2

Subject to the provisions of this Indenture and applicable law, the Warrantholder shall be entitled to the rights and privileges attaching to the Warrants and the issue of Common Shares by the Corporation upon the exercise of Warrants in accordance with the terms and conditions herein contained shall discharge all responsibilities of the Corporation and the Warrant Agent with respect to such Warrants and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder.

2.10.3

A Warrant shall be transferable by surrender of the Warrant Certificate relating thereto, accompanied by proper instruments of transfer in suitable form satisfactory to the Warrant Agent for transfer by delivery with the same effect as in the case of a negotiable instrument executed by the Warrantholder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in form and execution satisfactory to the Warrant Agent; provided that no transfer of any Warrant will be valid unless duly entered on the transfer register referred to in subsection 2.10.1.

2.10.4

A transferee of any Warrant will, after surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant as required by subsection 2.10.3 and upon compliance with all other conditions in respect thereof required by this Indenture or by law, be entitled to be entered on the transfer register and on the Warrant register as the owner of such Warrant, and the Warrant Agent shall issue to the transferee a Warrant Certificate evidencing the Warrants transferred.

2.10.5

The Warrant Agent was informed by the Corporation that the Warrants and the Common Shares issuable upon exercise thereof have not been registered under the U.S. Securities Act, or the securities laws of any state of the United States, and may not be offered, sold or transferred in the United States, or to or for the account or benefit of, a U.S. Person, unless the Warrants and the Common Shares issuable upon exercise thereof have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from registration under the U.S. Securities Act and applicable state securities law is available and the holder of the Warrant has presented to the Corporation evidence of the availability of the exemption satisfactory to the Corporation.

2.10.6

The Warrant Agent shall retain until the sixth anniversary of the termination of this Indenture all instruments of transfer of Warrants which are lodged for registration, including the details shown thereon of the persons by or through whom they were lodged, all cancelled Warrants and all other related documents.

2.10.7

Notwithstanding any provision to the contrary contained in this Indenture, the Corporation is entitled to require, add or adopt certain conditions precedent to the transfer of Warrants to ensure compliance with all applicable securities legislation and requirements of regulatory authorities, and may direct the Warrant Agent to refuse to recognize any transfer, or enter the name of any transferee, of a Warrant on the transfer register if such transfer would constitute a violation of any applicable securities legislation or requirements of regulatory authorities or require the Corporation to qualify the Common Shares for distribution in any jurisdiction.

2.10.8

To the extent not inconsistent with the terms of this Indenture, the provisions of the Securities Transfer Act in respect of the transfer of securities, as amended from time to time, shall apply mutatis mutandis to the transfer of Warrants.

2.10.9

Warrants bearing the legend set forth in Section 2.16.2 may not be transferred except pursuant to registration or compliance with exemptions therefrom under the U.S. Securities Act and all applicable state securities laws, and the Warrant Agent agrees not to register any transfer of the Warrants so legended unless, in addition to the other requirements set forth herein, the Warrantholder has executed and delivered to the Warrant Agent a declaration in the form attached as Schedule “B” hereto (or as the Corporation may otherwise prescribe) to the effect that the transfer is being made pursuant to Rule 904 of Regulation S under the U.S. Securities Act, and in such case the Warrant Certificate issued to the transferee shall not include the legend set forth in Section 2.16.

2.11	Charges for Exchange or Transfer

The transfer or the exchange of any Warrant Certificate or the issue of a new Warrant Certificate pursuant hereto shall be subject to the payment of a reasonable fee levied by the Warrant Agent in addition to the reimbursement of the Warrant Agent or the Corporation for any and all transfer, stamp or similar taxes or other governmental charges required to be paid, and such payment shall be made by the holder requesting a transfer or exchange as a condition precedent to such transfer or exchange.

2.12	Cancellation of Surrendered Warrants

All Warrant Certificates surrendered pursuant to Sections 2.8, 2.9, 2.10, 3.1, 3.3, 3.4 or 5.1 shall be returned to the Warrant Agent for cancellation and, after the expiry of any period of retention prescribed by law, destroyed by the Warrant Agent.

2.13	Registration of Warrants

The Corporation hereby appoints the Warrant Agent as registrar and transfer agent of the Warrants. The Warrant Agent shall, at all times while any Warrants are outstanding, keep at the Warrant Agency: (i) a register of Warrantholders in which shall be entered in alphabetical order the names and addresses of the holders of Warrants and particulars of the Warrants held by them, and (ii) a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer shall be entered. Branch registers shall also be kept at such other place or places, if any, as the Corporation, with the approval of the Warrant Agent, may designate. Such registers will at all reasonable times be open for inspection by the Corporation and/or any Warrantholder. The Warrant Agent will from time to time when requested in writing to do so by the Corporation or any Warrantholder, upon payment of the Warrant Agent’s reasonable charges, furnish a list of the names and addresses of Warrantholders showing the number of Warrants held by each such Warrantholder.

2.14	CDS and Depository

2.14.1

The Corporation may elect to issue all or a portion of the Warrants in “book entry form”, such Warrants to be represented by a registered permanent Global Certificate. The Global Certificate shall be held by, or on behalf of, the Depository as custodian of the CDS Participants and shall be registered in the name of “CDS & CO.” or such other name as the Depository may use from time to time as its nominee for the purposes of the Book Based System. For the avoidance of doubt, any Warrants sold in the United States must be in the form of a definitive Certificate and will not be included in the Global Certificate unless ownership is transferred or exchanged to a holder that is outside of the United States.

	2.14.2	Any Global Certificate shall bear a legend in substantially the following form, subject to modification as required by the Depository:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO STEM CELL THERAPEUTICS CORP. (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

2.14.3

Subject to Section 2.10, transfers and registrations to ownership in Warrants represented by the Global Certificate will only be made to another nominee of the Depository, and neither the Corporation nor the Warrant Agent shall be under any obligation to deliver to participants of the Depository, nor shall such participants have any right to require the delivery of a Warrant Certificate.

2.14.4

Subject to Sections 2.9 and 2.10, in the event of a transfer or exchange of ownership, in compliance with applicable laws, of any Warrants, that are represented by a definitive Warrant Certificate, the definitive Warrant Certificate may be surrendered at the Depository for cancellation by the Warrant Agent and the registration of new beneficial interest in such Warrants may be represented by the Global Certificate, which shall be increased by the number of Warrants represented by the Warrant Certificate so surrendered.

2.14.5

Unless the Book Based System is terminated or unless required to do so by applicable law, or unless otherwise requested and agreed to by the Corporation, owners of the beneficial interests in the Warrants represented by the Global Certificate, shall not receive Warrants registered in their names, shall not receive or Warrant Certificates in definitive form and shall not be considered registered owners or registered holders thereof under this Indenture or any supplemental agreement except in circumstances where CDS resigns or is removed from its responsibility and the Warrant Agent is unable or does not wish to locate a qualified successor. Beneficial interests in the Global Certificate will be represented only through the Book Based System. The Corporation and the Warrant Agent shall not have any responsibility or liability for any aspects of the records relating to or payments made by CDS, or its nominee, on account of the beneficial interests in the Warrants. Nothing herein shall prevent the Beneficial Owners from voting such Warrants.

2.14.6	Notwithstanding anything herein to the contrary, neither the Corporation nor the Warrant Agent nor any agent thereof shall have any responsibility or liability for:

(a)

the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Warrants or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by an electronic position in the Book Based System (other than the Depository or its nominee);

	(b)	maintaining, supervising or reviewing any records of the Depository or any Book Entry Only Participant relating to any such interest; or

(c)

any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Only Participant.

2.14.7

All references herein to actions by, notices given or payments made to Warrantholders shall, where Warrants are held through CDS, refer to actions taken by, or notices given or payments made to, CDS upon instruction from the CDS Participants in accordance with its rules and procedures. For the purposes of any provision hereof requiring or permitting actions with the consent of or at the direction of Warrantholders evidencing a specified percentage of the aggregate Warrants outstanding, such direction or consent may be given by holders of Warrants acting through CDS and the CDS Participants owning Warrants evidencing the requisite percentage of the Warrants. The rights of a Warrantholder whose Warrants are held through CDS shall be exercised only through CDS and the CDS Participants and shall be limited to those established by law and agreements between such holders and CDS and the CDS Participants upon instructions from the CDS Participants. Each of the Warrant Agent and the Corporation may deal with CDS for all purposes (including the making of payments) as the authorized representative of the respective Warrantholder and such dealing with CDS shall constitute satisfaction or performance, as applicable, of their respective obligations hereunder.

2.14.8

For so long as Warrants are held through CDS, if any notice or other communication is required to be given to Warrantholders, the Warrant Agent and or the Corporation will give such notices and communications to CDS.

2.14.9

If CDS resigns or is removed from its responsibility as depository and the Warrant Agent is unable or does not wish to locate a qualified successor, CDS shall surrender the Global Certificate to the Warrant Agent with instructions for registration of Warrants in the name and in the amount specified by CDS and the Corporation shall issue, and the Warrant Agent shall certify and deliver, the aggregate number of Warrants then outstanding in the form of definitive Warrant Certificates representing such Warrants.

2.15	NCI Letter of Instruction

Notwithstanding anything to the contrary set out in this Indenture, all physical Warrant Certificates issued to CDS may be surrendered to the Warrant Agent for an electronic position on the register of Warrantholders to be maintained by the Warrant Agent in accordance with this Indenture. All Warrants maintained in such electronic position will entitle the registered holders thereof to the same benefits as those registered holders who hold Warrants in physical certificated form and this Indenture and the provisions contained herein will apply, mutatis mutandis, to such Warrants held in such electronic position. It is understood and agreed by the parties that, unless the Warrant Agent is otherwise in a position to perform electronic exercises, in every instance where Warrants held in an electronic position through CDS are to be exercised in whole or in part, it shall be sufficient for the Warrant Agent to exercise such Warrants upon receiving either the attached exercise form executed by CDS or a NCI Letter of Instruction in a form agreed upon by the Warrant Agent and CDS, or such other form that they may be agreed to by the Warrant Agent and CDS from time to time.

2.16	Legends

2.16.1

The Warrant Agent acknowledges and understands that the Warrants issued hereunder and the Common Shares issuable upon exercise of a Warrant have been issued in Canada pursuant to applicable exemptions from securities laws. The Warrant Agent further understands and acknowledges that, if applicable, upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of Canadian securities laws, certificates representing the Warrants issued hereunder and all certificates issued in exchange therefor or in substitution thereof, shall be overprinted with the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 14, 2013.”

“WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL APRIL 14, 2013.”

2.16.2

The Warrant Agent acknowledges and understands that the Warrants issued hereunder and the Common Shares issuable upon exercise of a Warrant have not been and will not be registered under the U.S. Securities Act or any applicable U.S. state securities laws. The Warrant Agent further understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable U.S. state securities laws, certificates representing the Warrants issued hereunder originally issued to a U.S. Purchaser, and all certificates issued in exchange therefor or in substitution thereof, shall be overprinted with the following legend:

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF STEM CELL THERAPEUTICS CORP. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH LOCAL LAW, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AFTER, IN THE CASE OF TRANSFERS PURSUANT TO CLAUSES (C) OR (D) THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER SUCH EVIDENCE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE CORPORATION IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY” MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA, AS REGISTRAR AND TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT OR IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

provided, that if the Warrants are being sold in compliance with the requirements of Rule 904 of Regulation S and in compliance with local laws and regulations, and provided further that the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of sale, any such legend may be removed by providing a declaration to the Warrant Agent to the effect set forth in Schedule “B” hereto (or as the Corporation may reasonably prescribe from time to time); and

provided, further that, if a holder resells any Warrants under subsection (C) or (D) above, the legend may be removed by delivery to Warrant Agent of an opinion of counsel, of recognized standing in form and substance reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the 1933 Act and applicable state securities laws, or such other evidence as the Corporation or Warrant Agent may reasonably request.

2.16.3	The Warrant Certificates, and all certificates issued in exchange therefore or in substitution thereof, shall bear, in addition to the legends above, the following legend:

THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND ALL APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. THE TERMS “UNITED STATES” AND “U.S. PERSON ARE AS DEFINED IN REGULATION S UNDER THE 1933 ACT.

ARTICLE 3 - EXERCISE OF WARRANTS

3.1	Method of Exercise of Warrants

3.1.1

The holder of any Warrant may exercise the right conferred on such holder to acquire Common Shares by surrendering, after the Issue Date and prior to the Expiry Time, to the Warrant Agency, (i) the Warrant Certificate representing such Warrant, with a duly completed and executed Warrant Exercise Form, (ii) together with a certified cheque, money order or bank draft, in lawful money of Canada payable to or to the order of the Corporation at par in the city where the Warrant Agency is located in an amount equal to the Exercise Price multiplied by the number of Common Shares subscribed for. In accordance with Section 2.14, if Warrants are exercised through CDS, the payment of such exercise will be done electronically by CDS to the Warrant Agent. The Warrant Agent will, within five (5) days, send such payment to the Corporation.

A Warrant Certificate with the duly completed and executed Warrant Exercise Form referred to in this subsection 3.1.1 shall be deemed to be surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof at, in each case, the Warrant Agency, provided that such Warrant Certificate is accompanied by the requisite certified cheque, bank draft or money order in the amount of the aggregate Exercise Price for the Warrants represented thereby that are being exercised.

3.1.2	Any Warrant Exercise Form referred to in subsection 3.1.1 shall be signed by the Warrantholder and shall specify:

	(a)	the number of Common Shares which the holder wishes to acquire (being not more than those which the holder is entitled to acquire pursuant to the Warrant Certificate(s) surrendered);

	(b)	the person or persons in whose name or names such Common Shares are to be issued;

	(c)	the address or addresses of such person or persons;

	(d)	if an individual, the social insurance number of such person or persons; and

	(e)	the number of Common Shares to be issued to each such person if more than one is so specified.

If any of the Common Shares subscribed for are to be issued and registered in the name or names of a person or persons other than the Warrantholder, the Warrantholder shall pay to the Corporation or the Warrant Agency on behalf of the Corporation, all applicable transfer or similar taxes and the Corporation shall not be required to issue or deliver certificates evidencing Common Shares unless or until such Warrantholder shall have paid to the Corporation, or the Warrant Agency on behalf of the Corporation, the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid or that no tax is due.

3.1.3

In connection with the exchange of Warrant Certificates and exercise of Warrants and compliance with such other terms and conditions hereof as may be required, the Corporation has appointed the principal offices of the Warrant Agent in Toronto as the Warrant Agency at which Warrant Certificates may be surrendered for exchange, transfer or repurchase or at which Warrants may be exercised and the Warrant Agent has accepted such appointment. The Corporation may from time to time designate alternate or additional places as a Warrant Agency upon notice to and consent of the Warrant Agent of any change of any Warrant Agency. The Corporation shall give notice to Warrantholders of any change of a Warrant Agency.

3.1.4

Subject to and upon compliance with the terms of Article 3, a beneficial holder of Uncertificated Warrants evidenced by a security entitlement in respect of Warrants in the Book Based System may exercise the right of purchase by causing a Book Entry Only Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise the Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, as well as payment for the Exercise Price, the Depository shall deliver to the Warrant Agent an NCI Letter of Instruction confirming its intention to exercise Warrants in a manner acceptable to the Warrant Agent, including by electronic means through the Book Based System.

3.1.5

Payment representing the aggregate Exercise Price must be provided to the appropriate office of the Book Entry Only Participant in a manner acceptable to it. A notice in form acceptable to the Book Entry Only Participant and payment from such beneficial holder should be provided to the Book Entry Only Participant sufficiently in advance so as to permit the Book Entry Only Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to the Warrant Agent prior to the Expiry Time. The Depository will initiate the exercise by way of the NCI Letter of Instruction and will forward the aggregate Exercise Price electronically to the Warrant Agent and the Warrant Agent will execute the exercise by issuing to the Depository through the Book Based System the Common Shares to which the exercising Warrantholder is entitled pursuant to the exercise. Any expense associated with the exercise process will be for the account of the entitlement holder exercising the Warrants and/or the Book Entry Only Participant exercising the Warrants on its behalf.

3.1.6

By causing a Book Entry Only Participant to deliver notice to the Depository, a Warrantholder shall be deemed to have irrevocably surrendered his or her Warrants so exercised and appointed such Book Entry Only Participant to act as his or her exclusive settlement agent with respect to the exercise and the receipt of Common Shares in connection with the obligations arising from such exercise.

3.1.7

Any notice which the Depository determines to be incomplete, not in proper form, or not duly executed shall for all purposes be void and of no effect and the exercise to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a Book Entry Only Participant to exercise or to give effect to the settlement thereof in accordance with the Warrant holder’s instructions will not give rise to any obligations or liability on the part of the Corporation or Warrant Agent to the Book Entry Only Participant or the Warrantholder.

3.1.8

Any exercise form or other Letter of Instruction referred to in Article 3 shall be signed by the registered Warrantholder, or its executors or administrators or other legal representatives or an attorney of the registered Warrantholder, duly appointed by an instrument in writing satisfactory to the Warrant Agent but such exercise form need not be executed by the Depository.

3.1.9

Any exercise referred to in Section 3.1 shall require that the entire Exercise Price for Common Shares subscribed must be paid at the time of subscription and such Exercise Price and original exercise form or other Letter of Instruction executed by the registered Warrantholder or the Depository must be received by the Warrant Agent prior to the Warrant Expiry Time.

3.1.10

A beneficial owner of Warrants issued in non-certificated form who desires to exercise his or her Warrants must do so by causing a CDS participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, as well as payment for the Exercise Price, the Depository shall deliver to the Warrant Agent confirmation of its intention to exercise Warrants in a manner acceptable to the Warrant Agent, including by electronic means through the book based registration system. An electronic exercise of the Warrants initiated by the CDS participant through the book based registration system shall constitute a representation to both the Company and the Warrant Agent that the beneficial owner at the time of exercise of such Warrants (i) is not in the United States; (ii) is not a U.S. Person and is not exercising such Warrants on behalf of a U.S. Person or a Person in the United States; and (iii) did not execute or deliver the notice of the owner’s intention to exercise such Warrants in the United States. If the Participant is not able to make or deliver the foregoing representation by initiating the electronic exercise of the Warrants, then such Warrants shall be removed from the book based registration system and an individually registered Warrant Certificate shall be issued to such beneficial owner or CDS participant and the exercise procedures set forth in Section 3.1 shall be followed. Any expense associated with the preparation and delivery of Warrant Certificates and/or Warrant subscription forms will be for the account of the beneficial owner exercising such Warrants.

3.1.11

It is understood and agreed by the parties hereto that, unless the Warrant Agent is otherwise in a position to perform electronic conversions, in every instance where Warrants held in an electronic position through the Depository are to be converted, in whole or in part, such Warrants being converted shalt not be certificated, and it shall be sufficient for the Warrant Agent to convert such Warrants upon receiving either the attached exercise form executed by the Depository or an NCI Letter of Instruction in a form agreed upon by the Warrant Agent and the Depository, or such other form that they may require from time to time along with a certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Company at par in Toronto, Ontario in an amount equal to the Exercise Price multiplied by the number of Shares being purchased.

3.2	Effect of Exercise of Warrants

3.2.1

Upon the exercise of Warrants pursuant to Section 3.1 and subject to Section 3.3, the Common Shares to be issued pursuant to the Warrants exercised shall be deemed to have been issued and the person or persons to whom such Common Shares are to be issued and registered shall be deemed to have become the holder or holders of record of such Common Shares on the Exercise Date unless the transfer registers of the Corporation shall be closed on such date, in which case the Common Shares subscribed for shall be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Common Shares, on the date on which such transfer registers are reopened. It is hereby understood that in order for persons to whom Common Shares are issued to become holders of Common Shares on record on the Exercise Date, beneficial holders must commence the exercise process sufficiently in advance so that the Warrant Agent is in receipt of all items of exercise at least one (1) Business Day prior to such Exercise Date.

3.2.2

Within five (5) Business Days after the Exercise Date with respect to a Warrant, the Corporation shall (i) cause to be mailed to the person or persons in whose name or names such Warrant is registered or, (ii) if so specified in writing by the holder, cause to be delivered to such person or persons at the Warrant Agency where the Warrant Certificate was surrendered, a certificate or certificates for the appropriate number of Common Shares subscribed for or any other appropriate evidence of the issuance of Common Shares to such person or persons in respect of Common Shares issued under the Book Based System.

3.3	Partial Exercise of Warrants; Fractions

3.3.1

The holder of any Warrants may exercise his right to acquire a number of Common Shares less than the aggregate number which the holder is entitled to acquire pursuant to the surrendered Warrant Certificate(s). In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of the Warrants upon such exercise shall, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s) in respect of the balance of the Warrants represented by the surrendered Warrant Certificate(s) and which were not then exercised.

3.3.2

Notwithstanding anything herein contained, including any adjustment provided for in Article 4, neither the Corporation nor the Warrant Agent shall be required, upon the exercise of any Warrants, to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. Any fractional entitlements will be rounded down to the nearest whole number.

3.4	Expiration of Warrants

Immediately after the Expiry Time, all rights under any Warrant in respect of which the right of acquisition provided for herein shall not have been exercised shall cease and terminate and each Warrant shall be void and of no further force or effect except to the extent that the Warrantholder has not received in full all monies to which it is entitled pursuant to Article 4 or Article 5 or has not received certificates representing the Common Shares issued upon exercise of Warrants held by it, in which instances the Warrantholders’ rights hereunder shall continue until it has received that to which it is entitled hereunder.

3.5	Accounting and Recording

3.5.1

The Warrant Agent shall promptly account to the Corporation with respect to Warrants exercised and forward to the Corporation (or into an account or accounts of the Corporation with the bank or trust Corporation designated by the Corporation for that purpose), all monies received by the Warrant Agent on the subscription for Common Shares through the exercise of Warrants. All such monies and any securities or other instruments, from time to time received by the Warrant Agent shall be received in trust for, and shall be segregated and kept apart by the Warrant Agent, the Warrantholders and the Corporation as their interests may appear.

3.5.2

The Warrant Agent shall record the particulars of Warrants exercised, which particulars shall include the names and addresses of the persons who become holders of Common Shares on exercise and the Exercise Date, in respect thereof. The Warrant Agent shall provide such particulars in writing to the Corporation within five Business Days of any request by the Corporation therefor.

3.6	Securities Restrictions

Notwithstanding anything herein contained, Common Shares will only be issued pursuant to any Warrant in compliance with the securities laws of any applicable jurisdiction. The certificates representing the Common Shares issued will bear such legend as may, in the opinion of Counsel to the Corporation be necessary in order to avoid a violation of any securities laws of any province or territory in Canada or of the United States or any state thereof and to comply with the requirements of any stock exchange or over the counter market on which the Common Shares are listed or quoted, as the case may be. Certificates representing Common Shares issued upon the exercise of Warrants may bear the legend set forth in Section 2.16.2. If, at any time, in the opinion of Counsel to the Corporation, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at the holder’s expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Warrant Agent in exchange for a certificate which does not bear such legend.

3.7	Prohibition on Exercise in the United States or by U.S. Persons; Exception

3.7.1

Warrants may not be exercised in the United States or by or on behalf of a U.S. Person unless an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available and such exercise is made in accordance with subsection 3.7.2;

3.7.2

Any holder that seeks to exercise a Warrant shall provide to the Corporation and the Warrant Agent, and the Corporation and the Warrant Agent shall be entitled to act and rely on any one of the following:

(a)

a written certification that such holder (i) at the time of exercise of the Warrant is not in the United States; (ii) is not a U.S. Person and is not exercising the Warrant for the account or benefit of a U.S. Person; (iii) was not offered to exercise the Warrant and did not execute or deliver the exercise form for the Warrant in the United States; (iv) did not acquire the Warrant while it was in the United States or acting for the account or benefit of a U.S. Person and (v) has in all other respects complied with Regulation S; or

(b)

a written certification that such holder (i) originally purchased the Warrant on its own behalf or on behalf of a beneficial purchaser (a “Beneficial Purchaser”) directly from the Corporation pursuant to the Corporation’s offering of Units or Preferred Units at a time when the holder was and any Beneficial Purchaser was (A) an Accredited Investor and (B) in the United States or a U.S. Person, or was offered Units or Preferred Units in the United States; (ii) is exercising the Warrant solely for its own account or for the account of the Beneficial Purchaser, if any, and not on behalf of any other person, and (iii) is, and the Beneficial Purchaser, if any, is, an Accredited Investor on the date of exercise of the Warrant; or

(c)

a written opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issuance of the Common Shares upon exercise of the Warrants.

3.7.3

No certificates representing Common Shares will be registered or delivered to an address in the United States unless the holder of Warrants complies with the requirements set forth in subsection 3.7.2(b) or 3.7.2(c), and, in the case of subsection 3.7.2(c), the Corporation has confirmed in writing to the Warrant Agent that the written opinion of counsel is satisfactory to the Corporation; and

3.7.4

Certificates representing Common Shares issued upon exercise of the Warrants pursuant to subsection 3.7.2(b) or 3.7.2(c) above shall be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act, may not be offered, sold, pledged or otherwise transferred except pursuant to an exemption or exclusion from the registration requirements of the U.S. Securities Act and applicable state securities laws and shall bear a legend to that effect as designated in Section 2.16.

ARTICLE 4 - ADJUSTMENT OF NUMBER OF COMMON SHARES
AND EXERCISE PRICE

4.1	Adjustment of Number of Common Shares and Exercise Price

The acquisition rights as they relate to Common Shares, in effect at any date attaching to the Warrants, and the Exercise Price in respect thereof, shall be subject to adjustment from time to time as follows:

4.1.1

If and whenever at any time during the Adjustment Period, the Corporation shall: (i) subdivide, redivide or change its outstanding Common Shares into a greater number of shares; (ii) reduce, combine or consolidate its outstanding Common Shares into a smaller number of shares; or (iii) issue Common Shares or securities exchangeable for or convertible into Common Shares to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend (other than the issue of Common Shares to such holders as a Dividend Paid in the Ordinary Course); the Exercise Price in effect on the effective date of such subdivision, redivision, change, reduction, combination, consolidation or on the record date of such stock dividend, as the case may be, shall in the case of the events referred to in (i) or (iii) above be decreased in proportion to the number of outstanding Common Shares resulting from such subdivision, redivision or stock dividend, or shall, in the case of the events referred to in (ii) above, be increased in proportion to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this subsection 4.1.1 shall occur. Upon any adjustment of the Exercise Price pursuant to subsection 4.1.1, the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

4.1.2

If and whenever at any time during the Adjustment Period, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than forty-five (45) days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per share (or having a conversion or exchange price per share) less than ninety-five percent (95%) of the Current Market Price on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable; any Common Shares owned by or held for the account of the Corporation or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights or warrants are not exercised prior to the expiration thereof the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be. Upon any adjustment of the Exercise Price pursuant to this subsection 4.1.2, the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

4.1.3

If and whenever at any time during the Adjustment Period the Corporation shall fix a record date for the payment, issue or distribution to all or substantially all the holders of its outstanding Common Shares of (i) shares of any class, whether of the Corporation or any other corporation (other than Common Shares and other than shares distributed to holders of Common Shares pursuant to their exercise of options to receive dividends in the form of such shares in lieu of Dividends Paid in the Ordinary Course on the Common Shares), (ii) rights, options or warrants to subscribe for or purchase Common Shares (or other securities convertible into or exchangeable for Common Shares) for a period expiring not more than forty-five (45) days after such record date at a price per share (or having a conversion or exercise price per share) not less than ninety-five percent (95%) of the Current Market Price on such record date), (iii) evidences of its indebtedness or (iv) any property or other assets (excluding Dividends Paid in the Ordinary Course) then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price less the aggregate fair market value (as determined by the directors, acting reasonably and in good faith, which determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price; and Common Shares owned by or held for the account of the Corporation or any Subsidiary shall be deemed not be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be; in clause (7) of this subsection 4.1.3 the term “Dividends Paid in the Ordinary Course” shall include the value of any securities or other property or assets distributed in lieu of cash Dividends Paid in the Ordinary Course at the option of shareholders. Upon any adjustment of the Exercise Price pursuant to this subsection 4.1.3, the number of Common Shares subject to the right of purchase under each Warrant shall be contemporaneously adjusted by multiplying the number of Common Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the respective Exercise Price in effect immediately prior to such adjustment and the denominator shall be the respective Exercise Price resulting from such adjustment;

4.1.4

If and whenever at any time during the Adjustment Period, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in subsection 4.1.1 or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity in which the holders of Common Shares are entitled to receive shares, other securities or property, including cash, any Warrantholder who has not exercised its right of acquisition prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept for the same aggregate consideration, in lieu of the number of Common Shares then sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Warrantholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the Warrants. If determined appropriate by the Warrant Agent to give effect to or to evidence the provisions of this subsection 4.1.4, the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Warrantholders to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Warrant Agent pursuant to the provisions of this subsection 4.1.4 shall be a supplemental indenture entered into pursuant to the provisions of Article 8. Any indenture entered into between the Corporation; any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity and the Warrant Agent shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 4.1 and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances;

4.1.5

In any case in which this Section 4.1 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Warrant exercised after such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as such holder would, but for the provisions of this subsection 4.1.5, have become the holder of record of such additional Common Shares pursuant to subsection 4.1.4;

4.1.6

In any case in which subsections 4.1.2 or 4.1.3 require that an adjustment be made to the Exercise Price, no such adjustment shall be made if the holders of the outstanding Warrants receive the rights, options or warrants referred to in subsection 4.1.2 or the shares, rights, options, warrants, evidences of indebtedness, property or assets referred to in subsection 4.1.3, as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrants having then been exercised into Common Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be. Any such issuance of shares, rights, options, or warrants will be subject to regulatory approval;

4.1.7

The adjustments provided for in this Section 4.1 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 4.1, provided that, notwithstanding any other provision of this Section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one (1%) percent in the Exercise Price then in effect; provided, however, that any adjustments which by reason of this subsection 4.1.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and

4.1.8

After any adjustment pursuant to this Section 4.1, the term “Common Shares” where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, the Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities a Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this Section 4.1, upon the full exercise of a Warrant.

4.2	Entitlement to Shares on Exercise of Warrant

All shares of any class or other securities which a Warrantholder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this Article 4, shall, for the purposes of the interpretation of this Indenture, be deemed to be shares which such Warrantholder is entitled to acquire pursuant to such Warrant.

4.3	No Adjustment for Certain Transactions

Notwithstanding anything in this Article 4, no adjustment shall be made in the acquisition rights attached to the Warrants if the issue of Common Shares is being made pursuant to or in connection with:

4.3.1	any stock option or stock purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of the Corporation; or

4.3.2	the satisfaction of existing instruments issued at or prior to the date hereof.

4.4	Determination by Corporation’s Auditors

In the event of any question arising with respect to the adjustments provided for in this Article 4 such question shall be conclusively determined by the Corporation’s Auditors who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Warrant Agent, all Warrantholders and all other persons interested therein.

4.5	Proceedings Prior to any Action Requiring Adjustment

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of Counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares (or other securities or property) which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

4.6	Certificate of Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Article 4, deliver a certificate of the Corporation to the Warrant Agent specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be supported by a certificate of the Corporation’s Auditors verifying such calculation.

4.7	Notice of Special Matters

The Corporation covenants with the Warrant Agent that, so long as any Warrant remains outstanding, it will give notice to the Warrant Agent and to the Warrantholders of its intention to fix a record date that is prior to the Expiry Date for the purpose of an event that requires or that may require an adjustment in any of the exercise rights pursuant to any Warrants as provided in this Article 4. Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than fourteen (14) days prior to such applicable record date.

4.8	No Action After Notice

The Corporation covenants with the Warrant Agent that it will not close its transfer books or take any other corporate action which might deprive the holder of a Warrant of the opportunity to exercise its right of acquisition pursuant thereto during the period of fourteen (14) days after the giving of the certificate or notices set forth in Sections 4.6 and 4.7.

4.9	Other Action

In case the Corporation, after the date hereof, shall take any action affecting the Common Shares other than action described in Section 4.1, which in the reasonable opinion of the directors of the Corporation would materially affect the rights of Warrantholders, the number of Common Shares which may be acquired upon exercise of the Warrants shall be adjusted in such manner and at such time, by action of the directors, acting reasonably, as they may determine to be equitable in the circumstances, provided that no such adjustment will be made unless prior approval of any stock exchange on which the Common Shares are listed for trading has been obtained, if required by any such stock exchange.

4.10	Protection of Warrant Agent

Except as provided in Section 9.1, the Warrant Agent shall not:

4.10.1

at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment contemplated by Section 4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

4.10.2

be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant;

4.10.3

be responsible for any failure of the Corporation to issue, transfer or deliver Common Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the covenants contained in this Article; and

4.10.4

incur any liability or responsibility whatsoever or be in any way responsible for the consequences of any breach on the part of the Corporation of any of the representations, warranties or covenants herein contained or of any acts of the directors, officers, employees, agents or servants of the Corporation.

ARTICLE 5 - RIGHTS OF THE CORPORATION AND COVENANTS

5.1	Optional Purchases by the Corporation

Subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, the Corporation may from time to time purchase on any stock exchange, in the open market, by private contract or otherwise, any of the Warrants. Any such purchase shall be made at the lowest price or prices at which, in the opinion of the directors, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as the Corporation, in its sole discretion, may determine. Any Warrant Certificates representing the Warrants purchased pursuant to this Section 5.1 shall forthwith be delivered to and cancelled by the Warrant Agent. No Warrants shall be issued in replacement thereof.

5.2	General Covenants

The Corporation covenants with the Warrant Agent that so long as any Warrants remain outstanding and may be exercised:

5.2.1	it will reserve and keep available a sufficient number of Common Shares for the purpose of enabling it to satisfy its obligations to issue Common Shares upon the exercise of the Warrants;

5.2.2

it will cause the Common Shares and the certificates representing the Common Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrant Certificates and the terms hereof;

5.2.3

all Common Shares which shall be issued upon exercise of the right to acquire provided for herein and in the Warrant Certificates, upon payment of the prevailing Exercise Price herein provided for and in the Warrant Certificates shall be fully paid and non-assessable;

5.2.4

if any of its Common Shares are listed on a stock exchange, it will use all reasonable efforts to ensure that the Common Shares comprising the Units, and all Common Shares outstanding or issuable from time to time (including, without limitation, the Common Shares issuable on the exercise of the Warrants) are listed and posted for trading on such stock exchange;

5.2.5

it will make all requisite filings under applicable Canadian securities legislation and stock exchange rules, including (on a reasonable efforts basis) those necessary to remain a reporting issuer not in default in each of the provinces of Canada in which it is a reporting issuer as of the date hereof and those necessary to report the exercise of the right to acquire Common Shares pursuant to Warrants;

5.2.6

it will provide to Warrantholders copies of all financial statements and other documentation required to be provided by applicable laws to registered holders of Common Shares as if such Warrantholders were registered shareholders of the Corporation. The Warrant Agent shall be entitled to rely on notice-and-access delivery of theses applicable materials to Warrantholders set out in National Instrument 51-102 - Continuous Disclosure Obligations and National Instrument 54-101 - Communication with Beneficial Owners of a Reporting Issuer;

5.2.7

it shall not close its transfer books or take any other action which might deprive the Warrantholders of the opportunity of exercising their right of purchase pursuant to the Warrants held by such persons after the giving of the notice required by Section 4.7;

5.2.8	generally, it will well and truly perform and carry out all of the acts or things to be done by it as provided in this Indenture;

5.2.9

the Corporation confirms that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to Section 12 of the U.S. Securities Exchange Act or have a reporting obligation pursuant to Section 15(d) of the U.S. Securities Exchange Act; the Corporation covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the U.S. Securities Exchange Act or the Corporation shall incur a reporting obligation pursuant to Section 15(d) of the U.S. Securities Exchange Act, or (ii) any such registration or reporting obligation shall be terminated by the Corporation in accordance with the U.S. Securities Exchange Act, the Corporation shall promptly deliver to the Warrant Agent an Officers’ Certificate (in a form provided by the Warrant Agent) notifying the Warrant Agent of such registration or termination and such other information as the Warrant Agent may require at the time. The Corporation acknowledges that the Warrant Agent is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.

5.3	Warrant Agent’s Remuneration and Expenses

The Corporation covenants that it will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its Counsel and all other advisers and assistants not regularly in its employ) both before any default hereunder and thereafter until all duties of the Warrant Agent hereunder shall be finally and fully performed, except any such expense, disbursement or advance as may arise out of or result from the Warrant Agent’s gross negligence, willful misconduct or bad faith.

5.4	Securities Qualification Requirements

If, in the opinion of Counsel, any instrument is required to be filed with, or any permission is required to be obtained from, any governmental authority in Canada or any other step is required under any federal, provincial or territorial law of Canada before any Common Shares which a Warrantholder is entitled to acquire pursuant to the exercise of any Warrant may properly and legally be issued and subscribed for upon due exercise thereof and thereafter traded, without further formality or restriction, the Corporation covenants that it will take such required action.

5.5	Performance of Covenants by Warrant Agent

If the Corporation shall fail to perform any of its covenants contained in this Indenture and shall have not rectified such failure within ten (10) Business Days after receiving notice from the Warrant Agent of such failure, the Warrant Agent may notify the Warrantholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it but, subject to Section 9.1, shall be under no obligation to perform said covenants or to notify the Warrantholders of such performance by it. All sums expended or advanced by the Warrant Agent in so doing shall be repayable as provided in Section 5.3. No such performance, expenditure or advance by the Warrant Agent shall relieve the Corporation of any default hereunder or of its continuing obligations under the covenants herein contained.

5.6	Enforceability of Warrants

The Corporation covenants and agrees that it is duly authorized to create and issue the Warrants to be issued hereunder and that the Warrants, when issued as herein provided, will be valid and enforceable against the Corporation in accordance with the provisions hereof and the terms hereof and that, subject to the provisions of this Indenture, the Corporation will cause the Common Shares from time to time acquired pursuant to the Warrants under this Indenture and the certificates representing such Common Shares to be duly issued and delivered in accordance with the terms of this Indenture.

ARTICLE 6 - ENFORCEMENT

6.1	Suits by Warrantholders

All or any of the rights conferred upon any Warrantholder by any of the terms of the Warrant Certificates or of this Indenture, or of both, may be enforced by the Warrantholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Warrantholders.

6.2	Immunity of Shareholders, etc.

The Warrant Agent and, by the acceptance of the Warrant Certificates and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any incorporator or any past, present or future shareholder or agent of the Corporation on any covenant, agreement, representation or warranty by the Corporation herein or contained in the Warrant Certificates.

6.3	Limitation of Liability

The obligations hereunder are not personally binding upon, nor shall resort hereunder be had to, the private property of any of the past, present or future directors or shareholders of the Corporation or any of the past, present or future officers, employees or agents of the Corporation. Only the property of the Corporation or any successor corporation shall be bound in respect hereof.

6.4	Waiver of Default

Upon the happening of any default hereunder:

6.4.1

the holders of not less than fifty-one percent (51%) of the Warrants then outstanding shall have power (in addition to the powers exercisable by Extraordinary Resolution) by requisition in writing to instruct the Warrant Agent to waive any default hereunder and the Warrant Agent shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition; or

6.4.2

the Warrant Agent shall have power to waive any default hereunder upon such terms and conditions as the Warrant Agent may deem advisable, if, in the Warrant Agent’s reasonable opinion or, in the opinion of counsel acceptable to the Warrant Agent, the same shall have been cured or adequate provision made therefor;

provided that no delay or omission of the Warrant Agent or of the Warrantholders to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Warrant Agent or of the Warrantholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

ARTICLE 7 – MEETINGS OF WARRANTHOLDERS

7.1	Right to Convene Meetings

The Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Warrantholders’ Request and upon being indemnified to its reasonable satisfaction by the Corporation or by the Warrantholders signing such Warrantholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Warrantholders. In the event of the Warrant Agent failing to so convene a meeting within fifteen (15) days after receipt of such written request of the Corporation or such Warrantholders’ Request and indemnity given as aforesaid, the Corporation or such Warrantholders, as the case may be, may convene such meeting. Every such meeting shall be held in Toronto or at such other place as may be approved or determined by the Warrant Agent and approved by the Corporation.

7.2	Notice

At least twenty-one (21) days’ prior written notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided for in Article 10 and a copy of such notice shall be sent by mail to the Warrant Agent (unless the meeting has been called by the Warrant Agent) and to the Corporation (unless the meeting has been called by the Corporation). Such notice shall state the time when and the place where the meeting is to be held, shall state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 7. The notice convening any such meeting may be signed by an appropriate officer of the Warrant Agent or of the Corporation or the person or persons designated by such Warrantholders, as the case may be.

7.3	Chairman

An individual (who need not be a Warrantholder) designated in writing by the Warrant Agent shall be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen (15) minutes from the time fixed for the holding of the meeting, the Warrantholders present in person or by proxy shall choose some individual present to be chairman.

7.4	Quorum

Subject to the provisions of Section 7.11, at any meeting of the Warrantholders a quorum shall consist of Warrantholders present in person or by proxy and entitled to purchase at least ten percent (10%) of the aggregate number of Common Shares which could be acquired pursuant to all the then outstanding Warrants, provided that at least two persons entitled to vote thereat, in person or by proxy, are personally present. If a quorum of the Warrantholders shall not be present within thirty (30) minutes from the time fixed for holding any meeting, the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless a quorum is present at the commencement of business; provided that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not be entitled to acquire at least ten percent (10%) of the aggregate number of Common Shares which may be acquired pursuant to all then outstanding Warrants.

7.5	Power to Adjourn

The chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

7.6	Show of Hands

Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

7.7	Poll and Voting

On every Extraordinary Resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Warrantholders acting in person or by proxy, a poll shall be taken in such manner as the chairman shall direct. Questions other than those required to be determined by Extraordinary Resolution shall be decided by a majority of the votes cast on the poll.

On a show of hands, every person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote. On a poll, each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole Common Share which it is entitled to acquire pursuant to the Warrant or Warrants then held or represented by it. A proxy need not be a Warrantholder. In the case of joint holders, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others, but in case more than one of them shall be present in person or by proxy, they shall vote together in respect of Warrants of which they are joint registered holders. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

7.8	Regulations

The Warrant Agent, or the Corporation with the approval of the Warrant Agent, may from time to time make and from time to time vary such regulations as it shall think fit for:

7.8.1	the setting of the record date for a meeting for the purpose of determining Warrantholders entitled to receive notice of and to vote at the meeting;

7.8.2

the issue of voting certificates by any bank, trust company or other depositary satisfactory to the Warrant Agent stating that the Warrant Certificates specified therein have been deposited with it by a named person and will remain on deposit until after the meeting, which voting certificate shall entitle the persons named therein to be present and vote at any such meeting and at any adjournment thereof or to appoint a proxy or proxies to represent them and vote for them at any such meeting and at any adjournment thereof in the same manner and with the same effect as though the persons so named in such voting certificates were the actual bearers of the Warrant Certificates specified therein;

7.8.3

the deposit of voting certificates and instruments appointing proxies at such place and time as the Warrant Agent, the Corporation or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

7.8.4

the deposit of voting certificates and instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed or telecopied before the meeting to the Corporation or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

7.8.5	the form of the instrument of proxy and the manner in which the instrument of proxy must be executed; and

7.8.6	generally for the calling of meetings of Warrantholders and the conduct of business thereat.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to Section 7.9), shall be Warrantholders or their counsel, or proxies of Warrantholders.

7.9	Corporation and Warrant Agent May be Represented

The Corporation and the Warrant Agent, by their respective directors and officers, and the Counsel for the Corporation and for the Warrant Agent may attend any meeting of the Warrantholders, but shall not be entitled to vote thereat, whether in respect of any Warrants held by them or otherwise.

7.10	Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrantholders at a meeting shall, subject to the provisions of Section 7.11, have the power, exercisable from time to time by Extraordinary Resolution:

7.10.1

to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Warrantholders or the Warrant Agent in its capacity as Warrant Agent hereunder (subject to the Warrant Agent’s prior consent) or on behalf of the Warrantholders against the Corporation whether such rights arise under this Indenture or the Warrant Certificates or otherwise;

	7.10.2	to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Warrantholders;

7.10.3

to direct or to authorize the Warrant Agent, subject to subsection 9.1.2, to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

7.10.4

to waive, and to direct the Warrant Agent to waive, any default on the part of the Corporation in complying with any provisions of this Indenture or the Warrant Certificates either unconditionally or upon any conditions specified in such Extraordinary Resolution;

7.10.5

to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation in this Indenture or the Warrant Certificates or to enforce any of the rights of the Warrantholders;

7.10.6

to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

7.10.7

to consent to any change in or omission from the provisions contained in the Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

7.10.8

with the consent of the Corporation, such consent not to be unreasonably withheld, to remove the Warrant Agent or its successor in office and to appoint a new trustee or trustees to take the place of the Warrant Agent so removed; and

7.10.9

to consent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

7.11	Meaning of Extraordinary Resolution

7.11.1

The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter provided in this Section 7.11 and in Section 7.14, a resolution proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 7 at which there are present in person or by proxy at least two (2) Warrantholders entitled to acquire at least ten percent (10%) of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants and passed by the affirmative votes of Warrantholders entitled to acquire not less than sixty-six and two third percent (66 2/3%) of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants present or represented at the meeting and voted on the poll upon such resolution.

7.11.2

If, at the meeting at which an Extraordinary Resolution is to be considered, at least two (2) Warrantholders entitled to acquire at least ten percent (10%) of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting shall stand adjourned to such day, being not less than fifteen (15) or more than sixty (60) days later, and to such place and time as may be appointed by the chairman. Not less than ten (10) days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided for in Sections 10.1 and 10.2. Such notice shall state that at the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 7.11.1 shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that at least two (2) Warrantholders entitled to acquire at least ten percent (10%) of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants are not present in person or represented by proxy at such adjourned meeting.

7.11.3	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

7.12	Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.

7.13	Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders shall be made and duly entered in books to be provided from time to time for that purpose by the Warrant Agent at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

7.14	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article 7 may also be taken and exercised by Warrantholders entitled to acquire at least sixty-six and two third percent (66 2/3%) of the aggregate number of Common Shares which may be acquired pursuant to all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in person or by attorney duly appointed in writing, and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

7.15	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 7 at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with Section 7.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing, the Warrant Agent shall give notice in the manner contemplated in Sections 10.1 and 10.2 of the effect of the instrument in writing to all Warrantholders and the Corporation as soon as reasonably practicable.

7.16	Holdings by Corporation Disregarded

In determining whether Warrantholders holding Warrant Certificates evidencing the entitlement to acquire the required number of Common Shares are present at a meeting of Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, Extraordinary Resolution, Warrantholders’ Request or other action under this Indenture, Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation shall be disregarded.

ARTICLE 8 - SUPPLEMENTAL INDENTURES

8.1	Provision for Supplemental Indentures for Certain Purposes

From time to time the Corporation (when authorized by action of the directors) and the Warrant Agent may, subject to the provisions hereof, and they shall, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

8.1.1	setting forth any adjustments resulting from the application of the provisions of Article 4;

8.1.2

adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel to the Corporation, are necessary or advisable in the circumstances, provided that the same are not in the opinion of the Warrant Agent prejudicial to the interests of the Warrantholders;

8.1.3	giving effect to any Extraordinary Resolution passed as provided in Article 7;

8.1.4

making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any stock exchange, provided that such provisions are not, in the opinion of the Warrant Agent, prejudicial to the interests of the Warrantholders;

8.1.5

adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrant Certificates, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof, in each case provided that such provisions are not, in the opinion of the Warrant Agent, relying on an opinion of Counsel to the Warrant Agent, prejudicial to the interests of the Warrantholders;

8.1.6

with the prior approval of the TSX Venture Exchange, modifying any of the provisions of this Indenture, including relieving the Corporation from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief shall be or become operative or effective only if, in the opinion of the Warrant Agent, relying on an opinion of Counsel to the Warrant Agent, such modification or relief in no way prejudices any of the rights of the Warrantholders or of the Warrant Agent, and provided further that the Warrant Agent may decline to enter into any such supplemental indenture which in its opinion, relying on an opinion of Counsel to the Warrant Agent, may not afford adequate protection to the Warrant Agent when the same shall become operative; and

8.1.7

for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that in the opinion of the Warrant Agent the rights of the Warrant Agent and of the Warrantholders are in no way prejudiced thereby.

8.2	Successor Corporations

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another Corporation (the “successor corporation”), the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall expressly assume, by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

ARTICLE 9 - CONCERNING THE WARRANT AGENT

9.1	Rights and Duties of Warrant Agent

9.1.1

In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent shall act honestly and in good faith with the view to the best interest of the Warrantholders and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Warrant Agent from, or require any other person to indemnify the Warrant Agent from liability for its own gross negligence, its own willful misconduct, bad faith.

9.1.2

The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice by the Warrant Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and to hold harmless the Warrant Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

9.1.3

The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders, at whose instance it is acting to deposit with the Warrant Agent the Warrants held by them, for which Warrants the Warrant Agent shall issue receipts.

9.1.4

Every provision of this Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation, of this Section 9.1 and of Section 9.2.

9.2	Evidence, Experts and Advisers

9.2.1

In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to the Corporation.

9.2.2

In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of the Corporation, certificates of the Corporation or other evidence furnished to the Warrant Agent pursuant to a request of the Warrant Agent, provided that such evidence complies with Applicable Legislation and that the Warrant Agent complies with Applicable Legislation and that the Warrant Agent examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

9.2.3

Whenever it is provided in this Indenture or under Applicable Legislation that the Corporation shall deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited shall, in each and every such case, be conditions precedent to the right of the Corporation to have the Warrant Agent take the action to be based thereon.

9.2.4

Proof of the execution of an instrument in writing, including a Warrantholders’ Request, by any Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to it the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Warrant Agent may consider adequate.

9.2.5

The Warrant Agent may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Warrant Agent.

9.3	Documents, Monies, etc. Held by Warrant Agent

Any securities, documents of title or other instruments that may at any time be held by the Warrant Agent subject to the trusts hereof may be placed in the deposit vaults of the Warrant Agent or of any Canadian chartered bank listed in Schedule I to the Bank Act (Canada) or of any trust company registered to do business in Canada or deposited for safekeeping with any such bank or trust company. Unless herein otherwise expressly provided, any monies so held pending the application or withdrawal thereof under any provisions of this Indenture upon the direction of the Corporation shall be or, with the consent of the Corporation may be: (i) deposited in the name of the Warrant Agent in any Canadian chartered bank listed in Schedule I to the Bank Act (Canada) or any trust company registered to do business in Canada at the rate of interest (if any) then current on similar deposits; (ii) deposited in the deposit department of the Warrant Agent; or (iii) invested in treasury bills or short term interest bearing or discounted obligations issued or guaranteed by the Government of Canada or a province thereof, of any Canadian chartered bank listed in Schedule I of the Bank Act (Canada) or of the Warrant Agent, provided that the securities shall not have a maturity date of more than sixty (60) days from the date of such investment. Unless the Corporation shall be in default hereunder or unless otherwise specifically provided herein, all interest or other income received by the Warrant Agent in respect of such deposits and investments shall belong to the Corporation.

9.4	Actions by Warrant Agent to Protect Interest

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Warrantholders.

9.5	Warrant Agent Not Required to Give Security

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

9.6	Protection of Warrant Agent

By way of supplement to the provisions of any law for the time being relating to trustees it is expressly declared and agreed as follows:

9.6.1

the Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in Section 9.9 or in the certificate of the Warrant Agent on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

9.6.2

nothing herein contained shall impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

	9.6.3	the Warrant Agent shall not be bound to give notice to any person or persons of the execution hereof;

9.6.4

subject to subsection 9.1.1, the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of the Corporation; and

9.7	Corporation to Indemnify

9.7.1

The Corporation hereby indemnifies and saves harmless the Warrant Agent and its directors, officers, employees and agents from and against any and all loss, damages, charges, expenses, costs (including legal costs on a solicitor– and–client basis), claims, demands, actions or liability whatsoever which may be brought against the Warrant Agent as trustee of the Warrants or which the Warrant Agent may suffer or incur as a result of or arising out of either the performance of the Warrant Agent of its duties and obligations, hereunder save only in the event of the gross negligence, wilful misconduct or bad faith of the Warrant Agent, or the performance of the Corporation of its duties, obligations, responsibilities or any actions of the Corporation otherwise associated with the Warrants, whether such duties, obligations, responsibilities or actions are specified as those of the Corporation. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Warrant Agent. The Warrant Agent shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall defend the claim and the Warrant Agent shall co-operate in the defence. The Warrant Agent may have separate Counsel and the Corporation shall pay the fees and expenses of such Counsel. This indemnity shall survive the resignation or removal of the Warrant Agent or the termination of this Corporation.

9.8	Replacement of Warrant Agent; Successor by Merger

9.8.1

The Warrant Agent may resign its agency and be discharged from all further duties and liabilities hereunder, subject to this Section 9.7, by giving to the Corporation not less than ninety (90) days’ prior notice in writing or such shorter prior notice as the Corporation may accept as sufficient. The Warrantholders by Extraordinary Resolution shall have power at any time to remove the existing Warrant Agent and to appoint a new Warrant Agent. In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a warrant agent unless a warrant agent has already been appointed by the Warrantholders; failing such appointment by the Corporation, the retiring Warrant Agent or any Warrantholder may apply to a justice of the Superior Court of the Province of Ontario on such notice as such justice may direct, for the appointment of a new warrant agent; but any new warrant agent so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders. Any new warrant agent appointed under any provision of this Section 9.7 shall be a corporation authorized to carry on the business of a trust company in each of the provinces of Canada. On any such appointment the new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as may, in the opinion of Counsel to the Warrant Agent, be necessary or advisable for the purpose of assuring the same to the new warrant agent, provided that any resignation or removal of the Warrant Agent and appointment of a successor warrant agent shall not become effective until the successor warrant agent shall have executed an appropriate instrument accepting such appointment and, at the request of the Corporation, the predecessor Warrant Agent shall execute and deliver to the successor warrant agent an appropriate instrument transferring to such successor warrant agent all rights and powers of the Warrant Agent hereunder so ceasing to act.

	9.8.2	Upon the appointment of a successor trustee, the Corporation shall promptly notify the Warrantholders thereof in the manner provided for in Section 10.1.

9.8.3

Any corporation into or with which the Warrant Agent may be merged or consolidated, or amalgamated, or any corporation resulting therefrom to which the Warrant Agent shall be a party, or any corporation succeeding to the trust business of the Warrant Agent shall be the successor to the Warrant Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under subsection 9.8.1.

	9.8.4	Any Warrant Certificates certified but not delivered by a predecessor trustee may be certified by the successor trustee in the name of the predecessor or successor warrant agent.

9.9	Conflict of Interest

9.9.1

The Warrant Agent represents to the Corporation that at the time of execution and delivery hereof no material conflict of interest exists between its role as a trustee hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within ninety (90) days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its trust hereunder to a successor trustee approved by the Corporation and meeting the requirements set forth in subsection 9.8.1. Notwithstanding the foregoing provisions of this subsection 9.9.1, if any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrant Certificate shall not be affected in any manner whatsoever by reason thereof.

9.9.2

Subject to subsection 9.9.1, the Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation or any Subsidiary of the Corporation without being liable to account for any profit made thereby.

9.10	Acceptance of Trust

The Warrant Agent hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

9.11	Warrant Agent Not to be Appointed Receiver

The Warrant Agent and any person related to the Warrant Agent shall not be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

9.12	Warrant Agent Not Required to Give Notice of Default

The Warrant Agent shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Warrant Agent be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent shall take action with respect to any default.

9.13	Force Majeure

Except for the payment obligations of the Corporation contained herein, neither party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.

9.14	Third Parties

The Corporation hereby represents to the Warrant Agent that any account to be opened by, or interest to held by, Warrant Agent in connection with this Agreement, for or to the credit of the Corporation, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Corporation agrees to complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

9.15	Anti-Money Laundering

The Warrant Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti money laundering or anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti money laundering or antiterrorist legislation, regulation or guideline, then it shall have the right to resign on ten (10) days’ written notice to the Corporation, provided that (i) the Warrant Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) if such circumstances are rectified to the Warrant Agent’s satisfaction within such ten (10) day period, then such resignation shall not be effective.

9.16	Privacy

The parties acknowledge that the Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Indenture and other services that may be requested from time to time;

(b)	to help the Warrant Agent manage its servicing relationships with such individuals;

(c)	to meet the Warrant Agent’s legal and regulatory requirements; and

(d)	if social insurance numbers are collected by the Warrant Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Warrant Agent shall make available on its website or upon request, including revisions thereto. Some of this personal information may be transferred to servicers in the U.S.A. for data processing and/or storage. Further, each party agrees that it shall not provide or cause to be provided to the Warrant Agent any personal information relating to an individual who is not a party to this agreement unless that party has assured itself that such individual understands and has consented to the aforementioned terms, uses and disclosures.

ARTICLE 10 - GENERAL

10.1	Notice to the Corporation and the Warrant Agent

10.1.1

Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Warrant Agent shall be deemed to be validly given if delivered, sent by registered letter, postage prepaid or telecopied:

		(a)	If to the Corporation:

96 Skyway Avenue
Toronto, Ontario M9W 4Y9
Attention:	Dr. Niclas Stiernholm, President & CEO
Email:	niclas@stemcellthera.com

(b)	If to the Warrant Agent:

Computershare Trust Company of Canada 600, 530 – 8 Avenue S.W.

Calgary, Alberta T2P 3S8
Attention:	Manager, Corporate Trust
Facsimile:	403-267-6598

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if mailed, on the fifth (5th) Business Day following the date of the postmark on such notice or, if telecopied, on the next Business Day following the date of transmission provided that its contents are transmitted and received completely and accurately.

10.1.2

The Corporation or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in subsection 10.1.1 of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Indenture.

10.1.3

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to the Corporation hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if it is delivered to the named officer of the party to which it is addressed or, if it is delivered to such party at the appropriate address provided in subsection 10.1.1, by telecopy or other means of prepaid, transmitted and recorded communication.

10.2	Notice to Warrantholders

10.2.1

Unless otherwise provided herein, notice to the Warrantholders under the provisions of this Indenture shall be valid and effective if delivered or sent by telecopy or by ordinary post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and shall be deemed to have been effectively given on the date of delivery or, if mailed, on the fifth Business Day following the date of the postmark on such notice or, if telecopied, on the next Business Day following the date of transmission, provided that its contents are transmitted and received completely and accurately.

10.2.2

If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrantholders hereunder could reasonably be considered unlikely to reach its destination, such notice shall be valid and effective only if such notice is published once in the National Edition of The Globe and Mail or, if the National Edition of The Globe and Mail is not being generally circulated, in The National Post, and, if the National Edition of The Globe and Mail (or The National Post if the notice is published therein) is not circulated in a city where a Warrant Agency is situated, in an English language daily newspaper of general circulation in such city; provided that in the case of a notice convening a meeting of Warrantholders, the Warrant Agent may require such additional publications of such notice, in the same or another city or both as it may deem necessary for the reasonable protection of the Warrantholders or to comply with any applicable requirements of law or of any stock exchange. Any notice so given shall be deemed to have been given on the day on which it has been published in the National Edition of The Globe and Mail or The National Post, as the case may be, and in all of the cities in which such publication was required (or first published in all such cities if more than one publication in any such city is required). In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving notice shall be included and the date of the meeting or other event shall be excluded.

10.3	Ownership of Warrants

The Corporation and the Warrant Agent may deem and treat the registered owner of any Warrants as the absolute owner thereof for all purposes, and the Corporation and the Warrant Agent shall not be affected by any notice or knowledge to the contrary except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction. A Warrantholder shall be entitled to the rights evidenced by its Warrant Certificate free from all equities or rights of set off or counterclaim between the Corporation and the original or any intermediate holder of the Warrants and all persons may act accordingly. The receipt of any such Warrantholder for the Common Shares which may be acquired pursuant thereto, or the receipt of the amount payable to such Warrantholder upon the exercise of the repurchase right referred to in Section 5.1 shall be a good discharge to the Corporation and the Warrant Agent for the same and neither the Corporation nor the Warrant Agent shall be bound to inquire into the title of any such holder except where the Corporation or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

10.4	Evidence of Ownership

10.4.1

Upon receipt of a certificate of any bank, trust company or other depositary satisfactory to the Warrant Agent stating that the Warrants specified therein have been deposited by a named person with such bank, trust company or other depositary and will remain so deposited until the expiry of the period specified therein, the Corporation and the Warrant Agent may treat the person so named as the owner, and such certificate as sufficient evidence of the ownership by such person of such Warrant during such period, for the purpose of any requisition, direction, consent, instrument or other document to be made, signed or given by the holder of the Warrant so deposited.

10.4.2

The Corporation and the Warrant Agent may accept as sufficient evidence of the fact and date of the signing of any requisition, direction, consent, instrument or other document by any person (i) the signature of any officer of any bank, trust company, or other depositary satisfactory to the Warrant Agent as witness of such execution, (ii) the certificate of any notary public or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made that the person signing acknowledged to him the execution thereof, (iii) a statutory declaration of a witness of such execution, or (iv) any other documentation satisfactory to the Corporation and the Warrant Agent.

10.5	Counterparts

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof:

10.6	Satisfaction and Discharge of Indenture

Upon the earlier of:

10.6.1	the date by which there shall have been delivered to the Warrant Agent for exercise or destruction all Warrant Certificates contemplated to be certified hereunder; or

10.6.2	the Expiry Time;

and if all certificates representing Common Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Warrant Agent in accordance with such provisions and if all payments required to be made in accordance with such provisions have been made, this Indenture shall cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Corporation and upon delivery to the Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Warrant Agent by the Corporation hereunder shall remain in full force and effect and survive the termination of this Indenture.

10.7	Provisions of Indenture and Warrants for the Sole Benefit of Parties and Warrantholders

Nothing in this Indenture or in the Warrant Certificates, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

10.8	Common Shares or Warrants Owned by the Corporation or its Subsidiaries - Certificate to be Provided

TOR01: 5403722: v10e Corporation or any Subsidiary of the Corporation in Section 7.16, the Corporation shall provide to the Warrant Agent, from time to time, a certificate of the Corporation setting forth as at the date of such certificate:

10.8.1

the names (other than the name of the Corporation) of the registered holders of Warrants which, to the knowledge of the Corporation, are owned by or held for the account of the Corporation or any Subsidiary of the Corporation; and

10.8.2	the number of Warrants owned legally or beneficially by the Corporation or any Subsidiary of the Corporation;

and the Warrant Agent, in making the computations in Section 7.16, shall be entitled to rely on such certificate without any additional evidence.

[Signatures on following page]

S-1

IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the date first written above.

STEM CELL THERAPEUTICS CORP.

Per:	(Signed) “Niclas Stiernholm”
	Name:	Niclas Stiernholm
	Title:	President & CEO

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:	(Signed) “Shannon Grover”
	Name:	Shannon Grover
	Title:	Corporate Trust Officer

Per:	(Signed) “Pui Hong”
	Name:	Pui Hong
	Title:	Corporate Trust Officer

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SCHEDULE “A”
FORM OF WARRANT CERTIFICATE

[IF APPLICABLE, CERTIFICATES REPRESENTING WARRANTS ISSUED PURSUANT TO A CANADIAN PURCHASER MAY BEAR THE FOLLOWING LEGEND.]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 14, 2014.

THESE WARRANTS AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. THE TERMS “UNITED STATES” AND “U.S. PERSON ARE AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT.

[CERTIFICATES REPRESENTING WARRANTS ISSUED TO U.S. PURCHASERS MUST BEAR THE FOLLOWING LEGEND.]

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF STEM CELL THERAPEUTICS CORP. (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH LOCAL LAW, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AFTER, IN THE CASE OF TRANSFERS PURSUANT TO CLAUSES (C) OR (D) THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER SUCH EVIDENCE, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE CORPORATION IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY” MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA, AS REGISTRAR AND TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT OR IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

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[CUSIP and ISIN for Canadian Purchaser][CUSIP: 858572142
ISIN: CA 8585721423]

[CUSIP and ISIN for U.S. Purchaser] [CUSIP: 858572886
ISIN: US 8585728863]

Certificate No.: ________________________ No. of Warrants: ________________________

WARRANTS
Exercisable to Acquire
Common Shares
of
STEM CELL THERAPEUTICS CORP.

(Continued under the Business Corporations Act (Ontario))

THIS IS TO CERTIFY THAT, for value received, • (the “holder”) is the registered holder of the number of Warrants of Stem Cell Therapeutics Corp. (“SCT”) specified above and, for each whole Warrant held, is thereby entitle to be issued, subject to adjustment and except as otherwise described herein, one fully paid and non-assessable Common Share and subject to the limitation referred to below by surrendering to Computershare Trust Company of Canada (the “Warrant Agent”) at its principal transfer office in Toronto, Ontario during the exercise period hereinafter referred to (i) a certified cheque, bank draft or money order made payable to SCT in the amount of the Exercise Price as hereinafter determined in respect of each Common Share to be issued, (ii) this Warrant Certificate and (iii) a notice of exercise in the form set forth in Appendix 1 annexed hereto duly completed and executed.

Capitalized terms which are not otherwise defined herein shall have the same meaning as in the Warrant indenture (which indenture, together with all instruments supplemental or ancillary thereto, is herein referred to as the “Warrant Indenture”) dated December 13, 2013 between SCT and the Warrant Agent.

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Surrender of this Warrant Certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Warrant Agent at the office specified above.

This Warrant Certificate evidences Warrants of SCT issued or issuable under the provisions of the Warrant Indenture. Reference is made to the Warrant Indenture for particulars of the rights of the holders of the Warrants and of SCT and of the Warrant Agent in respect thereof and of the terms and conditions upon which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth in full, to all of which the holder, by acceptance hereof, assents. To the extent of any inconsistency between the terms of the Warrant Indenture and the terms of this Warrant Certificate, the terms of the Warrant Indenture shall prevail. SCT will furnish to the holder, on request and upon payment of a reasonable charge for photocopying and postage, a copy of the Warrant Indenture.

The Warrants evidenced by this Warrant Certificate may be exercised by the holder (including, if applicable, any agent under any power of attorney granted by such holder) at any time until the Expiry Time.

Except as otherwise expressly provided, all dollar amounts herein are expressed in Canadian dollars.

On and after the date of any exercise of the Warrants evidenced by this Warrant Certificate, the holder will have no rights hereunder except to receive certificates representing the Common Shares thereby issued to him upon delivery of a certified cheque, bank draft or money order payable to SCT in respect of each Common Share to be issued in the amount of $0.28 (the “Exercise Price”), this Warrant Certificate and a duly completed notice of exercise as set out in Appendix 1 hereto to the Warrant Agent at its principal office in Toronto, Ontario. After the Expiry Time, all rights under any unexercised Warrant evidenced hereby will wholly cease and terminate and this Warrant Certificate will be void.

SCT will not be obligated to issue any fraction of a Common Share on the exercise of any Warrant. To the extent that a holder of Warrants would otherwise have been entitled to receive, on the exercise of Warrants, a fraction of a Common Share, such right may only be exercised in respect of such fraction in connection with another Warrant or Warrants which in the aggregate entitle the holder to receive a whole number of Common Shares. If a Warrantholder is not able to combine Warrants so as to be entitled to acquire a whole number of Common Shares, the number of Common Shares which such Warrantholder is entitled to receive shall be rounded down to the prior whole number, as applicable.

The Warrant Indenture provides for adjustments to the number of Common Shares issuable and to the Exercise Price in certain events set forth therein.

The Warrant Indenture contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by holders of a specified majority of all outstanding Warrants.

4

On presentation at the principal office of the Warrant Agent in Toronto, Ontario, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged at no cost to the holder for one or more Warrant Certificates of different denominations evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged. The Warrants evidenced by this Warrant Certificate may only be transferred, upon compliance with the conditions prescribed in the Warrant Indenture, on the register of transfers to be kept at the principal office of the Warrant Agent in Toronto, Ontario by the holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent, and, upon compliance with such requirements and such other reasonable requirements as the Warrant Agent may prescribe, including the completion of a form of transfer as set out in Appendix 2 hereto, such transfer will be duly noted on such register of transfers by the Warrant Agent. Notwithstanding the foregoing, SCT will be entitled, and may direct the Warrant Agent, to refuse to record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction or require SCT to qualify the Common Shares for distribution in any jurisdiction.

No Common Shares will be issued pursuant to any exercise of any Warrant if the issue of such security would constitute a violation of the securities laws of any applicable jurisdiction.

The holding of this Warrant Certificate will not constitute the holder a shareholder of SCT or entitle such holder to any right or interest in respect thereof except as otherwise provided in the Warrant Indenture.

This Warrant Certificate will not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent for the time being under the Warrant Indenture. Time will be of the essence hereof.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED PRIOR TO 5:00 P.M. (TORONTO TIME) ON OR BEFORE DECEMBER 13, 2018.

IN WITNESS WHEREOF SCT has caused this Warrant Certificate to be signed by its officer or other individual duly authorized in that behalf as of

STEM CELL THERAPEUTICS CORP.

Per: ________________________________________________
Name:
Title:

5

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY OF CANADA

Per: ________________________________________________
Name:
Title:

Per: ________________________________________________
Name:
Title:

1

APPENDIX 1
NOTICE OF EXERCISE

To:	STEM CELL THERAPEUTICS CORP.
And To:	COMPUTERSHARE TRUST COMPANY OF CANADA

100 University Avenue,
9th Floor
Toronto, Ontario M5J 2Y1

The undersigned holder of the Warrants evidenced by the within Warrant Certificate hereby exercises its right to be issued Common Shares of Stem Cell Therapeutics Corp. (or such other securities or property to which such exercise entitles such holder in lieu thereof or in addition thereto under the provisions of the Warrant Indenture mentioned in such Warrant Certificate) that are issuable upon the exercise of such Warrants, on the terms specified in such Warrant Certificate and Warrant Indenture.

The undersigned hereby irrevocably directs that the said Common Shares be issued, registered and delivered as follows:

Number of Common Shares and
Name(s) in Full	Address(es)	Number of Warrants (# and #)

(Please print full name in which certificates for Common Shares are to be issued. If any shares are to be issued to a person or persons other than the holder, the holder must pay to the Warrant Agent all exigible transfer taxes or other government charges and sign the Form of Transfer.)

DATED this ________day of ___________________, _______.

Witness	Signature of Registered Holder

Signature of Registered Holder

Note: The name of the Registered Holder on this Notice of Exercise must be the same as the name appearing on the face page of the Warrant Certificate to which this Notice of Exercise is attached.

2

The undersigned represents, warrants and certifies as follows (one of the following must be checked):

[   ] A. The undersigned holder (i) at the time of exercise of the Warrant is not in the United States; (ii) is not a U.S. Person and is not exercising the Warrant for the account or benefit of a U.S. Person; (iii) was not offered to exercise the Warrant and did not execute or deliver the exercise form for the Warrant in the United States; (iv) did not acquire the Warrant in the United States; and (v) has in all other respects complied with Regulation S of the United States Securities Act of 1933, as amended.

[   ] B. The undersigned holder (i) originally purchased the Warrant on its own behalf or on behalf of a beneficial purchaser (a “Beneficial Purchaser”) directly from the Corporation pursuant to the Corporation’s offering of Units and Preferred Units at a time when the holder was and any Beneficial Purchaser was (A) an “accredited investor”, as defined in Rule 501(a) under the U.S. Securities Act (“Accredited Investor”) and (B) in the United States or a U.S. Person, or was offered Units in the United States, (ii) is exercising the Warrant solely for its own account or for the account of the Beneficial Purchaser, if any, and not on behalf of any other person, and (iii) is, and the Beneficial Purchaser, if any, is, an Accredited Investor on the date of exercise of the Warrant.

[   ] C. An exemption from registration under the U.S. Securities Act and any applicable state securities law is available, and attached hereto is an opinion of counsel to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of Warrants must be in form and substance satisfactory to Stem Cell Therapeutics Corp.

The undersigned holder understands that (i) unless box A is checked, the certificate representing the Common Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available, and (ii) Common Shares will not be delivered to an address in the United States unless box B or box C is checked and, if box C is checked, the required opinion of counsel is in form and substance satisfactory to Corporation.

DATED this ______day of_________________, 20__. Signature Guarantee:

The signature on this exercise form must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a Canadian Schedule 1 chartered bank or a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”

[ ]	Please check if the Common Share certificates are to be delivered at the office where this Warrant Certificate is surrendered failing which such certificates will be mailed.

3

Certificates will be delivered or mailed as soon as practicable after the due surrender of the Warrant Certificate to which this Appendix is attached.

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APPENDIX 2
FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

Name: ______________________________________________________

Address: ____________________________________________________

(such person, the “Transferee”) ______________________Warrants of Stem Cell Therapeutics Corp. (the “Corporation”) represented by the attached Warrant Certificate and does hereby appoint ___________________________as its attorney with full power of a substitution to transfer the Warrants on the appropriate register of the Warrant Agent.

If the Warrant Certificate contains a legend restricting transfer of the Warrants except in compliance with the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and applicable state securities laws, this Transfer Form must be accompanied by a declaration to the effect that the Warrants are being transferred outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act in the form set forth in the Form of Declaration for Removal of Legend that follows (or as otherwise prescribed by the Corporation).

If the sale evidenced hereby is being made to a U.S. Person (as such term is defined in Regulation S to the U.S. Securities Act, the undersigned, by the execution of this form of transfer, certifies that such sale does not require registration of the Warrants being transferred hereby under the U.S. Securities Act and tenders herewith evidence satisfactory to the Corporation to such effect.

DATED this _________day of ____________________, ________.

Witness	Signature of Transferor

Signature of Registered Holder

Note: The name of the Transferor on this Form of Transfer must be the same as the name appearing on the face page of the Warrant.

1

SCHEDULE “B”
FORM OF DECLARATION FOR REMOVAL OF LEGEND

to the Warrant Indenture made as of December 13, 2013 between Stem Cell Therapeutics
Corp. and Computershare Trust Company of Canada as Warrant Agent

TO:	COMPUTERSHARE TRUST COMPANY OF CANADA as warrant agent for Warrants of Stem Cell Therapeutics Corp. (the “Company”)

The undersigned is the holder of __________________________securities of the Company (the “Securities”), evidenced by certificate no(s). ______________________________, which are “restricted securities” (as defined in Rule 144 under the United States Shares Act of 1933 (the “1933 Act”)) and may not be offered or sold by the undersigned unless the Securities are registered under the 1933 Act or the offer and sale is made pursuant to an available registration exemption. The share certificate(s) has (have) a legend (the “Restrictive Legend”) referring to the 1933 Act and such resale restrictions.

The undersigned understands that Rule 904 of Regulation S under the 1933 Act contains an exemption for offshore resales of securities notwithstanding that the Securities are “restricted securities”. Accordingly, the undersigned wishes to offer and sell the Securities pursuant to Rule 904 and hereby requests the Company facilitate such offer and sale by removing the Restrictive Legend so that the Securities may be deposited with a registered broker-dealer (the “Broker”) in advance of an offer and sale described below.

In order to induce the Company to remove the Restrictive Legend, the undersigned agrees that (i) any sale of the Securities into the public markets while they remain “restricted securities” will be made solely in an “offshore transaction” meeting the requirements of Rule 904, (ii) the Broker will maintain custody of the certificate(s) representing the Securities and (iii) if the undersigned directs the Broker to deliver out such certificate(s) other than pursuant to an “offshore transaction” meeting the requirements of Rule 904, such certificate(s) will first be returned to the Company’s transfer agent for re-imposition of the Restrictive Legend and the undersigned will pay any fee imposed by the transfer agent for performing this service, and the undersigned represents and warrants to the Company, its transfer agent and their agents that:

(1)	the undersigned is not an “affiliate” of the Company (as that term is defined in the 1933 Act);

(2)

the offer of the Securities was not made nor will be made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the undersigned and any person acting on its behalf reasonably believes that the buyer is outside the United States; or (b) the sale of the Securities will be executed in, on or through the facilities of the TSX Venture Exchange or Toronto Stock Exchange or another “designated offshore securities market” (as defined in Rule 902(b) of Regulation S) and neither the undersigned nor any person acting on its behalf will know that the transaction has been pre-arranged with a buyer in the United States;

(3)

neither the undersigned nor any affiliate of the undersigned nor any person acting on any of their behalf has engaged or will engage in any “directed selling efforts” (as defined in Rule 902(c) of Regulation S) in connection with the offer and sale of the Securities;

(4)	the sale will be bona fide and not for the purpose of “washing off” the Restrictive Legend;

(5)	the undersigned does not intend to replace the Securities with fungible unrestricted securities of the Company; and

(6)

the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act.

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The undersigned understands that the Company, its transfer agent and others are relying upon the representations contained in this declaration and agrees their counsel will be entitled to rely upon the representations, warranties and covenants contained in this Certification to the same extent as if it had been addressed to them.

By: ______________________________________________________	Date: ______________________________________________________
Signature

Name (please print) __________________________________________